Exhibit 8.1(a)

                         SIDLEY AUSTIN BROWN & WOOD LLP



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WRITER'S DIRECT NUMBER                                 WRITER'S E-MAIL ADDRESS





                                                   November 13, 2002


Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue
New York, New York  10179


        Re:    Bear Stearns Asset Backed Securities, Inc.
               Registration Statement on Form S-3
               File No. 333-91334
               ------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel for Bear Stearns Asset Backed Securities, Inc., (the "Company"), a Delaware corporation, in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of mortgage backed or asset backed securities (the "Securities"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the terms of a separate pooling and servicing agreement, master pooling and servicing agreement, pooling agreement, trust agreement or indenture (each an "Agreement") by and among the Company, each applicable trustee (each, a "Trustee") and each applicable servicer (each, a "Servicer"), as the case may be, each as identified in the prospectus supplement for such Series of Securities.

        We have examined the prospectus (the "Prospectus") and forms of prospectus supplement (each, a "Prospectus Supplement") related thereto contained in the Registration Statement and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

        In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, each Trustee and Servicer (as applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Company, each Trustee and Servicer (as applicable) and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

        As special tax counsel to the Company, we have advised the Company with respect to material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of federal income tax consequences for holders of such Securities that appear under the headings "Material Federal Income Tax Consequences" in each Prospectus Supplement and the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences described therein, it is our opinion that such description is accurate in all material respects.

        In addition, we hereby confirm and adopt as our opinions those opinions set forth under "Material Federal Income Tax Consequences" in each of the Prospectus Supplements and the Prospectus (in each case subject to the terms and conditions set forth therein).

        This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus Supplements and the Prospectus contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in each Prospectus Supplement and the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours


                                            /s/ SIDLEY AUSTIN BROWN & WOOD LLP